SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14a INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )
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New Jersey Resources Corporation

(Name of Registrant as Specified In Its Charter)

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NEW JERSEY RESOURCES CORPORATION
1415 Wyckoff Road
Wall, New Jersey 07719

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 24, 2007

The Annual Meeting (the “Meeting”) of Shareholders of New Jersey Resources Corporation (the “Company”) will be held at 10:30 a.m., Wednesday, January 24, 2007, at the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733, for the following purposes:

1. To elect five directors to the Board of Directors, four who will be elected for terms expiring in 2010 and one who will be elected for a term expiring in 2008.

2. To approve the 2007 Stock Award and Incentive Plan, as more fully described in the accompanying Proxy Statement.

3. To approve the action of the Audit Committee in retaining Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2007.

4. To transact any other business that may properly be brought before the Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on December 6, 2006, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

A copy of the Company’s Annual Report for fiscal 2006 is being mailed concurrently with this notice and the accompanying Proxy Statement to all shareholders of record.

A cordial invitation is extended to you to attend the Meeting. If you do not expect to attend the Meeting, please vote by telephone, the Internet, or sign, date and return the enclosed proxy promptly to the Corporate Secretary in the enclosed envelope. Please refer to the enclosed Proxy Card for instructions about the use of each of these options.

RHONDA M. FIGUEROA
Corporate Secretary

Wall, New Jersey
December 22, 2006

PROXY STATEMENT

NEW JERSEY RESOURCES CORPORATION
1415 Wyckoff Road
Wall, New Jersey 07719

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 24, 2007

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting (the “Meeting”) of Shareholders of New Jersey Resources Corporation (the “Company”), or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company (the “Board”) solicits this proxy and urges you to vote immediately.

The Company’s Annual Report for fiscal year 2006 is being mailed concurrently with this Proxy Statement to the Company’s shareholders. The Company’s Annual Report for fiscal year 2006 is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials.

This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about December 22, 2006.

PLACE OF ANNUAL MEETING

The Board has designated the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733, as the place of the Meeting. The Meeting will be called to order at 10:30 a.m., local time, on Wednesday, January 24, 2007.

VOTING OF SECURITIES AND SHAREHOLDER INFORMATION

The proxies solicited by this Proxy Statement vest in the proxy holders voting rights with respect to the election of directors (unless the shareholder marks the proxy to withhold that authority) and on all other matters voted upon at the Meeting. As provided by New Jersey law, if you abstain from or withhold your vote (whether directly or through your broker), your shares will not be included in the total number of votes cast, and therefore will have no effect on the vote. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast “for” or “against” are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Meeting. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Meeting.

Whether you vote by telephone, Internet or by mail, you may later revoke your proxy at any time before it is exercised by: (i) submitting a properly signed proxy with a later date, (ii) voting by telephone or the Internet at a later time, or (iii) voting in person at the Annual Meeting. See the enclosed Proxy Card for instructions.

Only holders of record of the outstanding shares of the Company’s common stock (the “Common Stock”) at the close of business on December 6, 2006 are entitled to notice of and to vote at the Meeting. At the close of business on December 6, 2006, there were 27,748,337 outstanding shares of Common Stock. Each share is entitled to one vote. No person, to the knowledge of the Company, based upon filings with the Securities and Exchange Commission (the “SEC”), held beneficially five percent or more of the Common Stock as of December 6, 2006.

The following table sets forth, as of December 6, 2006, the beneficial ownership of the Common Stock of the Company of each of the directors and each of the executive officers of the Company listed in the Summary Compensation Table below, and of all directors and executive officers of the Company as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. The beneficial ownership of each director and executive officer is less than 1 percent of the outstanding shares. The shares owned by all such persons as a group constitute approximately 1.9 percent of the total shares of Common Stock outstanding.

	Amount and
	Nature of
	Beneficial
Name	Ownership(1)(2)(3)(4)

Nina Aversano	24,495
Lawrence R. Codey	19,320
Laurence M. Downes	120,513	(5)
Mariellen Dugan	2,250
Kathleen T. Ellis	10,814
M. William Howard, Jr.	1,067
Alfred C. Koeppe	6,501
Jane M. Kenny	320
Dorothy K. Light	29,058	(6)
Glenn C. Lockwood	79,695
Joseph P. Shields	77,470	(7)
J. Terry Strange	9,315
David A. Trice	6,497
William H. Turner	21,602
Gary W. Wolf	16,710
George R. Zoffinger	46,438	(8)
All Directors and Executive Officers as a Group (24 Persons)	518,371	(9)

(1)	Information as to the amount and nature of beneficial ownership not within the knowledge of the Company has been furnished by each individual.

(2)	Includes shares subject to currently exercisable options or any options exercisable within the next 60 days, as follows: Ms. Aversano — 18,750 options; Mr. Codey — 4,500 options; Mr. Downes — 27,000 options; Ms. Dugan — 2,250 options; Ms. Ellis — 10,250 options; Mr. Koeppe — 4,500 options; Mrs. Light — 14,250 options; Mr. Lockwood — 57,250 options; Mr. Shields — 65,875 options; Mr. Strange — 7,000 options; Mr. Trice — 1,000 options; Mr. Turner — 14,250 options; Mr. Wolf — 3,000 options; Mr. Zoffinger — 14,250 options; and all directors and executive officers as a group — 278,519 options.

(3)	This column lists voting securities, including restricted stock held by the executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each director or executive officer has sole voting and investment power over the shares reported. Includes shares of restricted stock held by the executive officers over which they have sole voting power but no investment power, as follows: Ms. Ellis — 500 shares, Mr. Lockwood — 358 shares, and all directors and executive officers as a group — 2,819 shares.

(4)	Includes deferred shares of Common Stock held by the directors and executive officers pursuant to the Directors’ Deferred Compensation Plan or the Officers’ Deferred Compensation Plan over which they have sole voting power but no investment power, as follows: Ms. Aversano — 1,286 shares; Mr. Codey — 2,772 shares; Mr. Downes — 40,184 shares; Ms. Light — 3,165 shares; Mr. Lockwood — 15,041 shares; Mr. Shields — 9,383 shares; Mr. Strange — 1,879 shares; Mr. Trice — 2,779 shares; Mr. Turner — 6,302 shares; Mr. Wolf — 7,157 shares; Mr. Zoffinger — 11,551 shares, and all directors and executive officers as a group — 105,007 shares.

(5)	Includes 179 shares of Common Stock held by Mr. Downes as custodian for the benefit of a relative.

(6)	Includes 77 shares of Common Stock owned by Ms. Light’s husband.

(7)	Includes 20 shares of Common Stock held by Mr. Shields as custodian for the benefit of a relative.

(8)	Includes 300 shares of Common Stock owned by Mr. Zoffinger’s wife and 450 shares of Common Stock held by Mr. Zoffinger as custodian for the benefit of a relative, all as to which Mr. Zoffinger disclaims beneficial ownership.

(9)	Includes (a) 1,080 shares of Common Stock indirectly owned by certain of the directors and executive officers as a group, (b) 105,007 deferred shares of Common Stock held by certain of the directors and executive officers pursuant to the Directors’ Deferred Compensation Plan or the Officers’ Deferred Compensation Plan over which they have sole voting power but no investment power and (c) 2,819 shares of restricted stock held by certain of the executive officers over which they have sole voting power but no investment power.

ELECTION OF DIRECTORS

[Item (1) on Proxy Card]

Item 1

The Board of Directors currently consists of twelve members divided into three classes with overlapping three-year terms. In accordance with the Company’s policy on the age limitations for directors, Mrs. Dorothy K. Light is retiring from the Board of Directors after sixteen years of service, effective as of the date of the Meeting. The Board is not nominating a replacement for Ms. Light at this time. Subsequent to the Meeting, the Board of Directors will therefore consist of eleven members.

Five individuals have been nominated for election as directors at the Meeting. Messrs. Codey, Downes, Koeppe and Turner will each serve for a three-year term expiring in 2010 and until their respective successors are elected and have qualified. In order to keep the terms of the Board members balanced, Ms. Kenny, who was appointed to the Board in September 2006, will serve a one-year term expiring in 2008 or until her successor has been elected and qualified. Each of the nominees is currently serving as a director of the Company and, except for Ms. Kenny, each has been previously elected by the Company’s shareholders. Ms. Kenny’s nomination to the Board was recommended by a non-management director. There were no nominee recommendations from shareholders or from any group of shareholders. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares each proxy represents for all of the nominees for election as directors.

The affirmative vote of a plurality of the shares of the Common Stock, present or represented by proxy and voted at the Meeting, is required for the election of directors.

Proxies solicited by the Board will be voted in favor of the nominees listed below, unless otherwise specified in the proxy. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person approved by the Board of Directors.

Nominees for Election as Directors

Name, Period
Served as Director and Age	Business Experience During Past Five Years and Other Affiliations

Lawrence R. Codey Director since 2000 Age 62	Retired. President and Chief Operating Officer, Public Service Electric & Gas Company from September 1991 through February 2000. Director, United Water Resources, Inc., a utility holding company with subsidiaries providing water and wastewater services; Horizon Blue Cross Blue Shield of New Jersey, a health care insurance provider; and Sealed Air Corporation, a manufacturer and seller of food and specialty packaging materials and systems; and Trustee, St. Peter’s College.

Name, Period
Served as Director and Age	Business Experience During Past Five Years and Other Affiliations

Laurence M. Downes Director since 1995 Age 49	Chairman of the Board of Directors of the Company since September 1996 and President and Chief Executive Officer (‘‘CEO”) of the Company since July 1995. Director and immediate past Chairman, American Gas Association; member, Natural Gas Council; and Trustee, American Gas Foundation. Chairman, New Jersey Commission on Higher Education; member, Board of Directors and Chairman of Audit Committee, New Jersey School Construction Corporation. Member, Governor’s Economic Growth Council; Member, Center for Energy Workforce Development; and Chairman of Finance Council, Catholic Diocese of Trenton.

Alfred C. Koeppe Director since 2003 Age 60	President and Chief Executive Officer, Newark Alliance, a non-profit organization whose mission is to improve the city of Newark, New Jersey, since October 2003; President and Chief Operating Officer from March 2000 to October 2003 and Senior Vice President — Corporate Services from 1996 to 2000, Public Service Electric & Gas Company, and CEO, Bell Atlantic-New Jersey from 1990 to 1995. Director, Horizon Blue Cross Blue Shield of New Jersey, and a member of the Board of Governors of the National Conference.

William H. Turner Director since 2000 Age 66	Dean of the College of Business at Stony Brook University, New York, New York, since January 2004; Senior Partner, Summus Limited, a consulting firm specializing in the financial services industry, from September 2002 to January 2004; Chairman from September 1999 to September 2002, and President from August 1997 to September 2002, PNC Bank, N.A., New Jersey and Northeast Region, and retired as Vice Chairman and Director, Chase Bank in 1996. Director, Ameriprise Financial, a financial services company; Franklin Electronic Publishers, an electronics reference products company; Standard Motor Products, Inc., an automotive replacement parts company; and Volt Information Sciences, Inc., a staffing services, telecommunications and information solutions company; Trustee, NJN Foundation and Trinity College.

Jane M. Kenny Director since 2006 Age 55	Senior Vice President, The Whitman Strategy Group, a consulting firm specializing in governmental relations and environmental and energy issues, since January 2005; Regional Administrator of the U.S. Environmental Protection Agency (EPA), overseeing the federal agency’s work in New York, New Jersey, Puerto Rico, and the Virgin Islands from November 2001 to December 2004; Commissioner of New Jersey Department of Community Affairs from May 1996 to November 2001; Trustee, NJ Future, and Sustainable State Institute of New Jersey.

Directors With Terms Expiring in 2008

Name, Period
Served as Director and Age	Business Experience During Past Five Years and Other Affiliations

Nina Aversano Director since 1998 Age 61	President and CEO, Aversano Consulting, L.L.C., providing consulting services to companies in the telecommunications industry since June 2002; Advisor and Executive Vice President, Worldwide Field Operations, Apogee Networks, a content building and service creation software company, from May 2001 through March 2002; and President, North America Global Service Provider Division, Lucent Technologies, a designer, developer and manufacturer of telecommunications systems, software and products, from 1993 to December 2000, formerly AT&T Network Systems Division. Member of the Board of Advisors, The Peter J. Tobin College of Business, St. John’s University, and Executive Faculty Member, The Katz School of Business, University of Pittsburgh.

Name, Period
Served as Director and Age	Business Experience During Past Five Years and Other Affiliations

David A. Trice Director since 2004 Age 58	Chairman since September 2004, President and CEO since 2000, President and Chief Operating Officer from 1999 to 2000 and Vice President — Finance and International from 1997 to 1999, Newfield Exploration Company, an independent crude oil and natural gas exploration and production company. Director, Hornbeck Offshore Services, Inc., an operator of tugs and tank barges that transport crude and refined petroleum products and supply vessels that support offshore oil and gas drilling and production, and Grant Prideco, Inc., a manufacturer and supplier of oilfield products and provider of high-performance connections and tubular products.

Directors With Terms Expiring in 2009

Name, Period
Served as Director and Age	Business Experience During Past Five Years and Other Affiliations

M. William Howard, Jr. Director since 2005 Age 60	Pastor of Bethany Baptist Church, Newark, New Jersey, since 2000; President, New York Theological Seminary from 1992 to 2000; member, Rutgers University Board of Governors.

J. Terry Strange Director since 2003 Age 62	Retired. Vice Chair and Managing Partner of U.S. Audit Practice from 1996 to 2002 and Global Managing Partner of Audit Practice from 1998 to 2002, KPMG LLP, an independent accounting firm; Director, Compass Bancshares, a financial institution; Bearing Point, a business consulting, systems integration and managed services firm; Newfield Exploration Company, an independent crude oil and natural gas exploration and production company; and Group 1 Automotive, Inc., a specialty retailer with automobile dealer franchises, collision service centers, financing, insurance and service contracts.

Gary W. Wolf Director since 1996 Age 68	Retired. Partner, Cahill Gordon & Reindel LLP, a law firm, from 1970 through 2003.

George R. Zoffinger Director since 1996 Age 58	President and CEO, New Jersey Sports & Exposition Authority since March 2002; President & CEO, Constellation Capital Corp., from March 1998 to March 2002, a financial services company. Director, NTL, Inc., a United Kingdom media company; and Florida East Coast Industries, a railroad and property company. Director, New Brunswick Development Corporation, a not for profit urban real estate development company; and member of the Rutgers University Board of Governors.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE PROPOSED NOMINEES FOR THE BOARD OF DIRECTORS

INFORMATION ABOUT THE BOARD

During fiscal 2006, there were ten meetings of the Board of Directors. Each director attended more than 75 percent of the combined meetings of the Board of Directors and the Committees on which he or she served during the year. The Company encourages all directors to attend the Company’s annual shareholders’ meeting if at all possible. Eleven of the twelve directors serving at the time of the annual shareholders meeting in 2006 attended that meeting.

Board Standards of Independence

The standards set by the Board require each member of the Board, other than the CEO, to be “independent.” The independence standards (“Company Independence Guidelines”) set by the Board in the Company’s corporate governance guidelines (the “Corporate Governance Guidelines”) are more stringent than the definition of “independence” set forth in the New York Stock Exchange (the “NYSE”) listing standards. The director independence standards, as set forth in the Company Independence Guidelines, provide as follows:

Each member of the Board, other than the CEO, shall be independent. In order for a Board member or candidate for election to the Board to qualify as independent, that person or his or her immediate family members must have no material business or other relationships with the Company. The Board has adopted the following categorical standards in defining material business relationships:

•	A member of the Board will have a material business relationship with the Company or any subsidiary, if the Board member directly or indirectly receives any compensation other than Board or committee meeting fees from the Company or an immediate family member of the Board member is an executive officer of the Company; or

•	A member of the Board is a partner in, or controlling shareholder or executive officer of, any organization to which the Company has made, or from which the Company has received, payments in any material amount or otherwise has a material relationship.

•	A person may not become a director if that person had a relationship listed under either of the two paragraphs above during the past three years which would have prevented that person from being a member of the Board at that time.

A Board member may sit on the board of any affiliate of the Company so long as, except for being a director on each such board of directors, the member otherwise meets the independence requirements for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the board of directors. Each member of the Board shall submit a letter of resignation to the Chairman of the Board when the member changes his or her principal occupation or employment, or leaves or retires from the business with which such occupation or employment was carried out. The letter shall be submitted to the Board for its determination as to whether to accept such resignations.

With the exception of Mr. Downes, the Chairman of the Board and CEO, each member of the Board has been determined to be independent in accordance with the above standards. Additionally, the Company made no contributions during fiscal 2006 to any charitable organization in which any independent director serves as an executive officer in any single fiscal year within the preceding 3 years in an amount in excess of the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues. The Company Independence Guidelines are described in the Corporate Governance Guidelines and are available on the Company’s website at http://www.njliving.com under the caption “Investor Relations”. A printed copy is available to any shareowner who requests it by contacting the Corporate Secretary. The Corporate Secretary may be contacted in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, NJ 07719.

Non-management Directors

The non-management members of the Board meet without management present at each regularly scheduled meeting of the Board unless they decide it is not necessary to do so. The non-management director meetings are chaired by the lead director, currently Mr. Lawrence R. Codey. Any shareholder or interested party wishing to communicate with the non-management directors on an anonymous basis may do so by calling Ethicspoint, Inc., an unaffiliated toll-free hotline service at 1-866-384-4277 or via E-mail at http://www.ethicspoint.com. Ethicspoint, Inc. will then notify the lead director or another designated representative of the non-management directors. A copy of the Board’s Corporate Governance Guidelines, which sets forth the policies regarding the lead director and meetings of the non-management directors, as well as the policy on communicating with the non-management directors are available on the Company’s website at http://www.njliving.com under the caption “Investor Relations.” A printed copy of each is available to any shareowner who requests it by contacting the Corporate Secretary.

Code of Business Conduct and Ethics

The Board of Directors has adopted the Principal Executive Officer and Senior Financial Officers Code of Ethics governing the Company’s CEO and senior financial officers, in compliance with the Sarbanes-Oxley Act of 2002 and United States Securities and Exchange Commission (“SEC”) regulations and the NJR Code of Conduct, a code for all directors, officers and employees as required by the NYSE rules (collectively, the “Codes”). The Codes form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the high integrity level of our employees. The Codes cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Copies of both Codes are available on the Company’s website at http://www.njliving.com under the caption “Investor Relations.” A printed copy of each Code is available to any shareowner who requests it by contacting the Corporate Secretary.

INFORMATION ABOUT THE BOARD’S COMMITTEES

Audit Committee

The Audit Committee consists of Nina Aversano, Lawrence R. Codey, Alfred C. Koeppe, J. Terry Strange (Committee Chair) and Gary W. Wolf. Mr. William H. Turner, who remains a member of the Board and a member of the Financial Policy Committee, resigned from the Audit Committee as of November 16, 2005. Mr. Strange has been determined by the Board to be the Audit Committee financial expert, as such term is defined by SEC Regulation S-K Item 401(h)(2), and each member of the Audit Committee has been determined to be financially literate. Each member of the Audit Committee is independent, under the standards set by the NYSE and the Board as discussed above under “Information About the Board — Board Standards of Independence.” In addition, each Audit Committee member satisfies the Audit Committee independence standards under the Sarbanes-Oxley Act of 2002. The Audit Committee met 11 times during fiscal 2006 for the purpose of overseeing management’s responsibilities for accounting, internal controls and financial reporting. The Audit Committee also selects and retains the independent registered public accounting firm to serve as the Company’s independent registered public accounting firm for each fiscal year, approves the retention of, and retains, such firm for any other purposes, and approves the audit and non-audit fees the Company pays to such firm. The functions and responsibilities of the Audit Committee are described in the “Report of the Audit Committee” set forth below. A copy of the Audit Committee Charter is attached hereto as Appendix B and is available on the Company’s website at http://www.njliving.com under the caption “Investor Relations”. A printed copy is available to any shareowner who requests it by contacting the Corporate Secretary.

Executive Committee

The Executive Committee consists of Lawrence R. Codey (Committee Chair), Laurence M. Downes, Alfred C. Koeppe, J. Terry Strange, William H. Turner and Gary W. Wolf. During the interval between meetings of the Board of Directors, the Executive Committee is authorized under the Company’s By-Laws to exercise all the powers of the

Board of Directors in the management of the Company, unless specifically directed otherwise by the Board or otherwise proscribed by law. This Committee did not meet during fiscal 2006.

Financial Policy Committee

The Financial Policy Committee, which during fiscal 2006 consisted of Dorothy K. Light, M. William Howard, Jr., J. Terry Strange, David A. Trice and William H. Turner (Committee Chair), met three times during fiscal 2006 to review and make recommendations to the Board concerning financing proposals, dividend guidelines, capital and operating budgets and other corporate financial and pension matters. Ms. Jane M. Kenny was appointed to the Financial Policy Committee when she was appointed to the Board in September 2006.

Leadership Development and Compensation Committee

The Leadership Development and Compensation Committee, which consisted during fiscal 2006 of Alfred C. Koeppe, Dorothy K. Light (Committee Chair), David Trice, William H. Turner and George R. Zoffinger, met six times during fiscal 2006 to oversee the performance and qualifications of senior management, and to interpret, implement and administer the annual compensation and benefits of all elected officers of the Company and its subsidiaries. See the “Report of the Leadership Development and Compensation Committee,” below, regarding the factors considered by the Committee in its review of executive compensation. Each member of the Leadership Development and Compensation Committee is “independent” under the standards set by the NYSE and the Board as discussed above under “Information About the Board — Board Standards of Independence.” A copy of the Leadership Development and Compensation Committee Charter can be found on the Company’s website at http://www.njliving.com under the caption “Investor Relations.” A printed copy is available to any shareowner who requests it by contacting the Corporate Secretary.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee which consists of Nina Aversano, Lawrence R. Codey, Alfred C. Koeppe, David A. Trice, Gary W. Wolf (Committee Chair) and George R. Zoffinger, met five times in fiscal 2006. Each member of the Nominating/Corporate Governance Committee is independent under the standards set by the NYSE and the Board as discussed above under “Information About the Board — Board Standards of Independence.” The purpose of the Committee is to assess the corporate needs for an effective Board and then, using those assessments, make recommendations to the Board regarding Board composition, size, additional skills and talents needed. The Committee recommends to the Board the nominees for election as directors, and considers performance of incumbent directors to determine whether to nominate them for re-election. The Nominating/Corporate Governance Committee will consider qualified nominations for directors recommended by shareholders. Shareholder nominees will be evaluated under the same standards as nominees recommended by management or the non-management members of the Board of Directors. Recommendations should be sent to New Jersey Resources Corporation, Office of the Corporate Secretary, 1415 Wyckoff Road, P.O. Box 1464, Wall, New Jersey 07719. Any nomination for director should be received by the Corporate Secretary on or before November 10, 2007. Nominees will be required to bring the skills and talents, and have the knowledge and expertise at the time needed, to assure that the composition, structure and operation of the Board serve the best interests of the Company and its shareholders. The Nominating/Corporate Governance Committee has a written Charter that is available on the Company’s website at http://www.njliving.com under the caption “Investor Relations.” A printed copy is available to any shareowner who requests it by contacting the Corporate Secretary.

REPORT OF THE AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended September 30, 2006, the Audit Committee met eleven times, and the Audit Committee reviewed and discussed the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q, and discussed press releases announcing earnings with the Chief Financial Officer and the independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee took the following actions, consistent with Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees”: 1) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on their independence, 2) discussed with the independent registered public accounting firm relationships that may impact their objectivity and independence and 3) satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit functions, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2006, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board the filing of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended September 30, 2006, with the SEC. The Audit Committee also reappointed Deloitte and Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

J. Terry Strange, Chair	Alfred C. Koeppe
Nina Aversano	Gary W. Wolf
Lawrence R. Codey

Dated: November 14, 2006

The “Audit Committee Report” above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REMUNERATION OF DIRECTORS

Directors who are not officers of the Company or its subsidiaries are compensated as follows: (1) each Director receives an annual cash retainer of $25,000 and 800 shares of Common Stock; (2) each Director receives a fee of $1,500 for each Board and Committee meeting attended and (3) the chairs of the Audit and Executive Committees receive an annual retainer of $10,000 and the chairs of all other Board Committees receive an annual retainer of $5,000. The lead non-management director receives an annual retainer of $10,000. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for serving on the Board. All directors are reimbursed for any out-of-pocket expenses incurred in attending Board or Committee meetings. Share ownership guidelines have been established for Directors that specify the expected level of stock ownership of 4,000 shares of Common Stock to be achieved over a five-year period.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

Remuneration of Executive Officers

The Leadership Development and Compensation Committee (the “LDCC”) of the Board of Directors consists of five non-management directors who are independent of the Company under the standards set by the SEC, the NYSE and the Board.

The LDCC’s executive compensation philosophy is designed to attract, engage, reward and retain qualified executive personnel who will provide superior results and enhance the Company’s position in a highly competitive market. The LDCC reviews the performance of all officers of the Company and its subsidiaries and makes recommendations to the Board with respect to the compensation of such officers. The LDCC also reviews and makes recommendations to the Board relating to the benefit programs applicable to all officers and has oversight of certain of the Company’s employee benefit plans.

The LDCC works with an independent compensation consultant to review the competitive marketplace for the senior executives of the Company. This review includes levels of compensation; including base salary, annual short-term incentive, long-term incentive and executive benefits and perquisites, as well as the design of such incentive vehicles. Through this approach, the LDCC assures that the program is in keeping with the stated compensation philosophy.

The sources of data for such review are a combination of competitive data from an established comparator group of companies in the regulated natural gas utility industry who are believed to have business models similar to that of the Company and whose inclusion is reviewed annually (the “Comparator Group”). This direct data is supplemented with published industry surveys and, for selected positions where the skills are transferable beyond the utility industry, general industry information. Many, but not all, of the companies included in the Comparator Group are contained in Company Peer Group (as defined below and described under the caption “Performance Graph” on page 13).

The LDCC compares this external data to the compensation provided to senior Company executives. The LDCC, using this and other information, establishes salaries and incentive opportunities for each executive. Following review of the business plan of the Company and based on recommendations of the CEO, the LDCC establishes threshold, target and maximum performance objectives to be used for incentive compensation. The LDCC additionally considers and sets performance objectives for the CEO.

The LDCC believes that in general, for target performance, total remuneration for the Company’s senior executives should approximate the median paid to similar executive positions in the marketplace. However, if Company or individual achievement exceeds target expectations, the LDCC believes that it is appropriate to provide rewards that reflect such performance and that individual total remuneration may exceed the median of the marketplace in such instances.

Base Salary

In setting the base salary level of each executive officer, the LDCC considers the marketplace compensation data, as well as the executive’s experience level, demonstrated capabilities, time and placement in position and the actual performance of the executive.

Incentive Plan

Under the Officer Incentive Compensation Plan (the “Incentive Plan”), officers and certain key employees of the Company, as designated by the LDCC, have the opportunity for additional compensation in the form of cash, or restricted stock, based upon an evaluation by the LDCC, with respect to a single fiscal year, of the performance of the Company, an executive’s area of primary responsibility, customer satisfaction, leadership and achievement of established goals. Incentive award opportunities are based on a percentage of the base salary of each executive. Actual awards, as determined by the LDCC, may range from 0 to 150 percent of target.

The performance metrics used in awarding short-term incentives include earnings, customer satisfaction and leadership, which are measured against targets that are established at the beginning of the fiscal year. The leadership component allows for the recognition of superior individual performance as determined by the CEO and recommended to the LDCC. In the case of earnings and customer satisfaction, the Company met its plan targets for the year.

The LDCC may also provide for special awards which recognize accomplishments by individual executives that are beyond levels of expected performance.

Long-Term Plan

For fiscal 2006, the Employee and Outside Director Long-Term Incentive Plan (the “Long-Term Plan”) provides for the award of stock options (the “Stock Options”), performance units (the “Performance Units”), or restricted stock (the “Restricted Stock”) to designated employees. The LDCC believes that Performance Units, each unit of which is equal to a share of Common Stock, and Restricted Stock awards provide executives with a strong incentive to create earnings that could support the payment of dividends and to focus on stock price appreciation. As the value of the Company’s stock is generally considered the strongest indicator of long-term financial performance, equity-based incentives are a primary element of the Company’s long-term compensation program. This has been accomplished through the award of Stock Options, which allow the executive to benefit by appreciation in stock price, and the performance-based Performance Units and Restricted Stock awards, which provide strong incentives to executives by relating a portion of their compensation to the future value of the Company’s stock.

Additionally, the use of stock-based compensation encourages individuals to act as owner/managers and is an important means of fostering a mutual interest between management and shareholders. To further encourage this mutual interest, share ownership guidelines have been adopted which specify by position an expected level of stock ownership to be achieved by executives and directors over a five-year period. These guidelines are described in the Corporate Governance Guidelines, discussed above.

The LDCC has established a practice of making grants under the Long-Term Plan every other year. Performance Units are valued at the time of grant at fair market value as calculated by a consultant using a lattice model. The currently outstanding Performance Units will only vest upon (i) the attainment of a schedule of performance goals related to total shareholder return (stock price appreciation plus dividends, which are treated as though reinvested) as measured against a twenty-one company peer group (the “Company Peer Group”) over a period of 30 months and (ii) additional service beyond the point when the goal is reached. The higher the ranking of the Company among the Company Peer Group, the greater the number of Performance Units that will be earned, up to a maximum of 150 percent of the target. No Performance Units will vest if the Company does not perform in at least the top half of the Company Peer Group. As of September 30, 2006, based upon the Company’s total shareholder return relative to its peers, the recipients of Performance Units under the Long-Term Plan would be entitled to a payout equal to 110 percent of the target number of Performance Units granted to them during the current 30-month cycle.

Stock Options granted have an exercise price equal to fair market value at the time of grant. Special recognition grants of Restricted Stock were made under the Long-Term Plan to selected officers in fiscal 2006. These grants were designed to recognize the success of the Company in fiscal 2005 that was not reflected in the incentive payouts for that year and, through the use of four-year cliff vesting, to provide for the retention of selected key executives. Also in fiscal 2006, the LDCC made awards under the Long-Term Plan in the form of Performance Units and Stock Options to only those executives who were hired, or promoted during the year. Two-thirds of the total value of these awards was in the form of performance shares and one-third in the form of stock options. The Performance Units were valued at time of grant at fair market value as calculated by a consultant using a lattice model. The Stock Options awarded were valued using the Black-Scholes model, and have an exercise price equal to fair market value at the time of grant.

Other Benefits

As discussed above, the LDCC intends that the level of Company benefits, as a component of executives’ total compensation, be consistent with total compensation, including benefits, of comparable publicly traded companies. The scope of the benefit programs for executives in fiscal 2006 was not materially changed from the prior year.

CEO Compensation

In fiscal year 2006, the LDCC established a base salary of $650,000 for Mr. Downes. This amount is positioned at approximately the median of the marketplace base salary and is based upon marketplace compensation data, his experience level, demonstrated capabilities, time and placement in position and actual performance. The fiscal 2006 consolidated Company results met or exceeded the target performance goals, resulting in payment of a short-term incentive bonus to Mr. Downes in the amount of $400,000. These goals related to earnings, customer satisfaction and his overall leadership. The Company met its earnings target and exceeded its customer satisfaction targets in fiscal 2006.

No long-term incentive grants were made to Mr. Downes in fiscal 2006. As stated above, the LDCC has granted equity based long-term incentives every two years. For fiscal 2005, the LDCC granted to Mr. Downes 48,000 options together with 12,000 Performance Units (the target number) which could be earned based on the Company’s total shareholder return exceeding that of at least 14 of the 22 companies comprising the Company Peer Group for the 30-month period ending September 30, 2007. As of September 30, 2006 (and assuming that the Company’s performance relative to the Company Peer Group remains at the same level at the end of the current 30-month cycle), based upon the Company’s total shareholder return relative to its peers, Mr. Downes would be entitled to a payout equal to 110 percent of the target number of Performance Units granted to him during the current 30-month cycle. 50 percent of such payout would occur on October 1, 2007, and the remaining 50 percent would be paid out on October 1, 2008, if Mr. Downes is still employed by the Company.

United States Federal Income Tax Limits on Deductibility

Section 162(m) of the Internal Revenue Code (the “Code”) provides that executive compensation in excess of $1 million to an individual officer will not be deductible for purposes of corporate income tax unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The LDCC has relied and intends to continue to rely on performance-based compensation programs for annual and long-term incentive awards. The LDCC seeks, through such programs, to fulfill corporate business objectives. The LDCC currently anticipates that, to the extent practicable and in the Company’s best interest, such programs will be designed to satisfy the requirements of Section 162(m) with respect to the deductibility of compensation paid. The LDCC recognizes, however, that there may be business considerations that dictate that compensation be paid that is not deductible under Section 162(m).

Compensation Committee Interlocks and Insider Participation

No member of the LDCC is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity whose executive officer or director is a director of the Company.

Dorothy K. Light, Chair	David A. Trice
Alfred C. Koeppe	William H. Turner
George R. Zoffinger

Dated: November 14, 2006

The “Leadership Development and Compensation Committee Report” and the “Performance Graph” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

The graph below shows a comparison of the five-year cumulative return assuming $100 invested on September 30, 2001, in the Company stock, the Company Peer Group, the Standard & Poor’s (S&P) Utilities Index and the S&P 500 Index. Cumulative total return includes reinvestment of dividends.

	2001	2002	2003	2004	2005	2006
	($)	($)	($)	($)	($)	($)
The Company	100.00	116.00	131.71	156.25	178.82	197.80
Company Peer Group*	100.00	99.17	119.75	139.29	175.46	180.32
S&P Utilities	100.00	64.69	79.20	94.59	130.99	137.22
S&P 500	100.00	79.56	98.95	112.60	126.41	140.01

*	The twenty-one companies in the Company Peer Group noted above are as follows: AGL Resources, Inc., Atmos Energy Corporation, Chesapeake Utilities Corp., NiSource, Inc., Consolidated Edison, Inc., Dominion Resources, Inc., Energy East Corporation, Laclede Gas Co., National Fuel Gas, Inc., Nicor, Inc., Northwest Natural Gas Co., ONEOK, Inc., PP&L Corp., Piedmont Natural Gas Co., Inc., Public Service Enterprise Group, SCANA Corp., SEMCO Energy, Inc., Sempra Energy, South Jersey Industries, Inc., Vectren Corp., and WGL Holdings Inc. The Company includes the performance of the Company Peer Group because the Company Peer Group has a higher percentage of natural gas utility and combination natural gas and electric utility companies operating in the same region as the Company and having comparable size and market capitalization to that of the Company, as compared with the S&P Utilities Index.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to the CEO and the four most highly compensated executive officers of the Company (the “named executive officers”) for the fiscal year ended September 30, 2006.

Summary Compensation Table

					Long-Term Compensation Awards(3)
					Restricted		Securities
		Annual Compensation			Stock		Underlying	All Other
		Salary	Bonus		Awards*		Options**	Compensation***
Name and Principal Position	Year	($)	($)		($)		(#)	($)

Laurence M. Downes	2006	629,231	400,000		0		0	6,600
Chairman, CEO and	2005	552,615	0	(2)	0		48,000	6,400
President	2004	541,962	360,000		0		0	4,000
Joseph P. Shields	2006	250,923	350,000		0		0	7,528
Senior Vice President,	2005	222,539	275,000		0		18,000	6,381
Energy Services, New Jersey	2004	219,058	205,000		0		0	6,572
Natural Gas Company
Glenn C. Lockwood	2006	227,077	80,000		15,743	(4)	0	6,394
Senior Vice President and	2005	223,015	24,000		0		9,000	6,244
Chief Financial Officer	2004	225,654	76,000		0		0	6,472
Kathleen T. Ellis	2006	181,923	100,000		21,995	(5)	0	3,822
Senior Vice President, Corporate	2005	146,731	40,000		0		25,000	0
Affairs
Mariellen Dugan	2006	162,135	68,000		0		9,000	0
Vice President and General Counsel(1)

*	The dollar amount of the restricted stock awards were calculated based upon the fair market value of the shares of the Common Stock as of the date of the grant based upon the closing price.

**	Represents a share of Common Stock.

***	Represents the Company’s matching contributions under the Employees’ Retirement Savings Plan (the “Savings Plan”).

(1)	Ms. Dugan joined the Company in December 2005. Ms. Dugan received an award of 3,000 Performance Units issued pursuant to the Long-Term Plan on December 5, 2005. The aggregate value of these Performance Units as of September 30, 2006 was $147,900 based upon the value of the Common Stock as of that date and assuming vesting of one hundred percent of the Performance Units. These Performance Units will vest in full only if the Company’s total shareholder return exceeds that of at least 14 of the 22 companies comprising the Company Peer Group. If the Performance Units vest, Ms. Dugan will receive 50 percent of her award on October 1, 2007. The remaining 50 percent will be paid out on October 1, 2008 if she is still employed by the Company. This award is described in more detail under “LONG-TERM PLAN AWARDS IN LAST FISCAL YEAR.”

(2)	Mr. Downes was awarded a performance bonus of $300,000 for achievements in fiscal 2005, reflecting consolidated Company results that met or exceeded the Company’s specific fiscal 2005 goals. Despite this fact, Mr. Downes elected not to accept this performance bonus because NJNG, the Company’s regulated subsidiary, did not meet its earnings target due to unusual weather and customer usage patterns prevalent in fiscal 2005.

(3)	Mr. Downes holds 12,000 Performance Units that were granted to him pursuant to the Long-Term Plan in fiscal 2005 and have an aggregate value as of September 30, 2006, of $591,600 based upon the value of the Common Stock as of that date and assuming vesting of one hundred percent of the Performance Units. Mr. Shields holds 4,500 Performance Units that were granted to him in fiscal 2005 pursuant to the Long-Term Plan and have an aggregate value as of September 30, 2006 of $221,850, based upon the value of the Common Stock as of that date and assuming vesting of one hundred percent of the Performance Units. Mr. Lockwood and Ms. Ellis each hold 2,250 Performance Units that were granted to each of them in fiscal 2005 pursuant to the Long-Term Plan and have an aggregate value (for each of Mr. Lockwood and Ms. Ellis) as of September 30, 2006 of $110,925 based upon the value of the Common Stock as of that date and assuming vesting of one hundred percent of the Performance Units. The Performance Units will only vest if the Company’s total shareholder return ranks in the 50th percentile or higher as measured against the Company Peer Group over a period of 30 months ending September 30, 2007. If the Company’s total shareholder return ranks at the 50th percentile during that period, the Performance Units that will be earned will be 50 percent of the amount granted. In order for the holder of the Performance Units to earn 100 percent of the amount granted, the Company’s total shareholder return will have to exceed that of at least 14 of the 22 companies comprising the Company Peer Group. The higher the Company’s ranking, the greater the Performance Units that will be earned, up to a maximum of 150 percent of the grant, plus an equivalent number of units that reflect accrued reinvested dividends on the total (“Possible Total”). If the Performance Units vest, each executive will receive 50 percent of the Possible Total on October 1, 2007. The remaining 50 percent will be paid out on October 1, 2008 if the executive is still employed by the Company.

(4)	Mr. Lockwood was granted 350 shares of restricted stock on February 1, 2006. The value at fiscal year-end of the 350 shares of restricted stock was $17,255. These shares will be restricted for a four-year period ending on February 1, 2010. Dividends on these restricted shares accrue at the same time and at the same rate as paid to all other shareholders.

(5)	Ms. Ellis joined the Company in December 2004. She was granted 489 shares of restricted stock on February 1, 2006. The value at fiscal year-end of the 489 shares of restricted stock was $24,108. These shares will be restricted for a four-year period ending February 1, 2010. Dividends on these restricted shares accrue at the same time and at the same rate as paid to all other shareholders.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER COMPENSATION PLANS

Number of
Securities Remaining
	Number of		Available for
	Securities to		Future Issuance
	be Issued	Weighted Average	Under Equity
	Upon Exercise	Exercise Price	Compensation Plans
	of Outstanding	of Outstanding	(Excluding Securities
	Options, Warrants	Options, Warrants	Reflected in
Plan Category	and Rights	and Rights	Column(a))*
	(a)	(b)	(c)

Equity compensation plans approved by security holders	671,831	$33.67	678,751
Equity compensation plans not approved by security holders	None	None	None

Total	671,831	$33.67	678,751

*	Calculated assuming issuance of the “maximum” number of Performance Units (150 percent of the number of Performance Units granted) at the end of the current 30-month cycle.

OPTION GRANTS IN 2006 FISCAL YEAR

Individual Grants

Percent of
	Number of	Total			Potential Realizable
	Securities	Options/SARs			Value at Assumed
	Underlying	Granted to			Annual Rates of Stock
	Options/SARs	Employees in	Exercise or	Expiration	Price Appreciation
Name	Granted	Fiscal Year	Base Price	Date	for Option Term
	(#)		($/Sh)		5%($)	10%($)

Laurence M. Downes	—	—	—	—	—	—
Joseph P. Shields	—	—	—	—	—	—
Glenn C. Lockwood	—	—	—	—	—	—
Kathleen T. Ellis	—	—	—	—	—	—
Mariellen Dugan	9,000	31.9%	42.97	12/5/2015	243,211	616,347

AGGREGATED OPTION EXERCISES IN 2006 FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities	Value of
			Underlying Unexercised	Unexercised In-The-Money
	Shares Acquired		Options at	Options at
Name	on Exercise	Value Realized	Fiscal Year-End	Fiscal Year-End
	(#)	($)	(#)	($)
			Exercisable/Unexercisable	Exercisable/Unexercisable

Laurence M. Downes	405,000	7,690,432	57,000/51,000	846,450/402,150
Joseph P. Shields	0	0	58,375/21,000	1,106,815/184,200
Glenn C. Lockwood	95,000	1,830,265	49,750/14,250	958,338/158,888
Kathleen T. Ellis	0	0	6,250/18,750	31,678/95,032
Mariellen Dugan	0	0	2,250/6,750	14,243/42,728

LONG-TERM PLAN AWARDS IN LAST FISCAL YEAR†

Performance or
	Number of		Other Period	Estimated Future Payouts Under
	Shares, Units or		Until Maturation	Non-Stock Price-Based Plans
Name	Other Rights		or Payout	Threshold	Target	Maximum
	(#)		(c)	(#)	(#)	(#)

Laurence M. Downes	—		—	—	—	—
Joseph P. Shields	—		—	—	—	—
Glenn C. Lockwood	—		—	—	—	—
Kathleen T. Ellis	—		—	—	—	—
Mariellen Dugan	3,000	*	10/1/2007	1,500	3,000	4,500

†	The information in this table relates solely to Performance Units awarded pursuant to the Long-Term Plan in the last fiscal year. Information regarding restricted stock awards under the Long-Term Plan are described under the column entitled “Restricted Stock Awards” in the “Summary Compensation Table” on page 14 above.

*	Ms. Dugan was awarded Performance Units, each of which represents a share of Common Stock, pursuant to the Long-Term Plan. The Performance Units will only vest if the Company’s total shareholder return ranks in the 50th percentile as measured against the Company Peer Group over a period of 30 months ending September 30, 2007. If the Company’s total shareholder return ranks in the 50th percentile of the Company Peer Group during that period, Ms. Dugan will receive the “threshold” number of Performance Units listed in the table above. If the Company’s total shareholder return exceeds that of exactly 14 of the 22 companies comprising the Company Peer Group, Ms. Dugan will receive the “target” number of Performance Units listed in the table above. The higher the Company’s ranking, the greater the Performance Units that will be earned, up to a maximum of 150 percent of the grant (indicated as “Maximum” in the table above), plus an equivalent number of units that reflect accrued reinvested dividends on the total (“Possible Total”). If the Performance Units vest, Ms. Dugan will receive 50 percent of the Possible Total on October 1, 2007. The remaining 50 percent will be paid out on October 1, 2008 if the executive is still employed by the Company.

RETIREMENT PLANS

Pension Plan Table

The following table shows, for the highest average compensation (which is based upon the twelve-month average of the highest consecutive sixty months of base salary) and years of service indicated, the estimated annual pension benefit payable commencing upon retirement at age 65, including amounts attributable to the Plan for Retirement Allowances for Non-Represented Employees (the “Retirement Allowance Plan”) and any other defined benefit supplementary or excess pension award plans in specified compensation and years of service classifications, and assumes that payments will be made in the form of a 50 percent joint and survivor annuity. Benefits under the Retirement Allowance Plan shown below are not subject to any deduction for Social Security or other offset amounts. Benefits collected prior to age 60 and completion of 20 years of service (excluding disability retirements) are subject to early commencement reductions ranging from 30 to 50 percent, depending on age at the time of commencement. The annual salary and bonus for the most recent fiscal year for the Named Executive Officers is indicated in the “Annual Fiscal Year Compensation” columns of the Summary Compensation Table.

Years of Credited Service

Compensation	20	25	30	35	40

$175,000	$47,943	$59,928	$72,063	$84,422	$96,781
200,000	55,574	69,467	83,510	97,777	112,044
225,000	63,205	79,006	94,957	111,132	127,306
250,000	70,836	88,545	106,404	124,486	142,569
275,000	78,468	98,084	117,851	137,841	157,831
300,000	86,099	107,624	129,298	151,196	173,094
325,000	93,730	117,163	140,744	164,550	188,356
350,000	101,361	126,702	152,191	177,905	203,619
375,000	108,993	136,241	163,638	191,260	218,881
400,000	116,624	145,780	175,085	204,614	234,144
425,000	124,255	155,319	186,532	217,969	249,406
450,000	131,886	164,858	197,979	231,324	264,669
475,000	139,518	174,397	209,426	244,678	279,931
500,000	147,149	183,936	220,873	258,033	295,194
525,000	154,780	193,475	232,319	271,388	310,456
550,000	162,411	203,014	243,766	284,743	325,719
575,000	170,043	212,553	255,213	298,097	340,981
600,000	177,674	222,092	266,660	311,452	356,244
625,000	185,305	231,631	278,107	324,807	371,506
650,000	192,936	241,170	289,554	338,161	386,769
675,000	200,568	250,709	301,001	351,516	402,031
700,000	208,199	260,249	312,448	364,871	417,294
725,000	215,830	269,788	323,894	378,225	432,556
750,000	223,461	279,327	335,341	391,580	447,819
775,000	231,093	288,866	346,788	404,935	463,081
$800,000	$238,724	$298,405	$358,235	$418,289	$478,344

The number of years of credited service for the named executive officers assuming their continued employment by the Company until age 65 are set forth below:

		Years of
	Years of	Credited Service
	Credited Service	as of
Name	at 65	9/30/06

Laurence M. Downes	37	21
Joseph P. Shields	39	23
Glenn C. Lockwood	38	18
Kathleen T. Ellis	20	2
Mariellen Dugan	26	1

To the extent benefits that would otherwise be payable to an employee under the Retirement Allowance Plan and the Savings Plan exceed the specified limits on such benefits imposed by the Code, the Company intends to pay such excess benefits to the employee at the time the employee receives payment under the respective plan. These excess benefit payments would be made from the general funds of the Company. As of September 30, 2006, Messrs. Downes, Lockwood and Shields and Ms. Ellis were eligible for excess benefit payments under both plans.

The Company has supplemental retirement agreements (“Supplemental Retirement Agreements”) with Messrs. Downes, Shields, Lockwood and certain other officers not named in the Summary Compensation Table, payable over a five-year period commencing with retirement at age 65. At projected retirement, the total maximum amount payable to Mr. Downes under his Supplemental Retirement Agreement is currently $250,000. Messrs. Shields and Lockwood would each be entitled to maximum amounts of $125,000 under their respective Supplemental Retirement Agreements.

CHANGE OF CONTROL ARRANGEMENTS

Long-Term Plan

Under the Long-Term Plan, in the event of a “Change of Control” (as defined in the Long-Term Plan) of the Company, the Board may, among other things, accelerate the entitlement to outstanding benefits awarded thereunder. Pursuant to the Long-Term Plan a “Change of Control” shall be deemed to have occurred if (1) absent prior approval by the Board, 30 percent or more of the Company’s outstanding securities entitled to vote in elections of directors shall be beneficially owned, directly or indirectly, by any person, entity or group; or (2) individuals currently constituting the Board (or the successors of such individuals nominated by a Board on which such individuals or such successors constituted a majority) cease to constitute a majority of the Board. The Long-Term Plan is proposed to be replaced by the 2007 Stock and Award Incentive Plan, as described under “APPROVAL OF THE 2007 STOCK AWARD AND INCENTIVE PLAN” below. Under the 2007 Stock and Award Incentive Plan, the main proposed difference in the definition of “Change of Control” would be an increase in the percentage described in clause (1) of the first sentence of this paragraph from “30 percent” to “35 percent.”

Supplemental Retirement Agreements

Pursuant to the Supplemental Retirement Agreements of Messrs. Downes, Shields and Lockwood, in the event of a “change of control” of the Company, the right to the amounts payable to each of them thereunder becomes immediately vested and such amounts are immediately payable in the event of a subsequent termination of employment for any reason. “Change of Control” of the Company is defined in the Supplemental Retirement Agreements as a reportable change of control under the proxy rules of the SEC, including the acquisition of a 30 percent beneficial voting interest in the Company, or a change in any calendar year in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the year.

Employment Continuation Agreements

The Company has entered into agreements (“Employment Continuation Agreements”) with each of Mr. Downes, Mr. Lockwood, Mr. Shields and Ms. Ellis that provide each such executive certain rights in the event that his or her employment with the Company is terminated within two years following the occurrence of a “Change of Control” (i) by the Company without “Cause” (i.e., conviction of a felony, gross neglect, willful malfeasance or willful gross misconduct which has had a material adverse effect on the Company or repeated material willful violations of the executive’s duties which result in material damage to the Company’s business or reputation) or (ii) by the executive for “Good Reason” (e.g., due to a material breach of the agreement by the Company, including, without limitation, a material adverse change in the executive’s position or responsibilities or a reduction of the executive’s compensation). Subject to the limitation described below, upon either such termination of employment, the executive will receive three times, in the case of Mr. Downes, and two times, in all other cases, the sum of (x) his or her then annual base salary and (y) the average of his or her annual bonuses with respect to the last three calendar years ended prior to the Change of Control. The Employment Continuation Agreements further provide that, if any such executive is subject to the so-called “golden parachute” excise tax imposed under Section 4999 of the Code, the Company shall make an additional payment to the executive in an amount sufficient to place the executive in the same after-tax position as if no such excise taxes had been imposed. For purposes of these agreements, a “Change of Control” generally means (i) the acquisition by any person of beneficial ownership of securities representing 25 percent or more of the combined voting power of the Company’s securities; (ii) within any 24-month period, the persons who were directors of the Company immediately before such period (the “Incumbent Directors”) and directors whose nomination or election is approved by two-thirds of the Incumbent Directors and directors previously approved by the Incumbent Directors cease to constitute a majority of the Board or (iii) the shareholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company, as a result of which the shareholders of the Company immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in the Employment Continuation Agreements) of the acquiring or surviving corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Apart from the delivery of regulated natural gas service to any Director or executive officer living in the Company’s service territory, the Company does not engage in transactions with its directors or executive officers.

APPROVAL OF THE 2007 STOCK AWARD AND INCENTIVE PLAN

[Item (2) on Proxy Card]

Introduction

At the Annual Meeting, shareholders will be asked to approve the 2007 Stock Award and Incentive Plan (the “2007 Plan”), which was approved by the Board of Directors on November 15, 2006. The Board and its LDCC approved the 2007 Plan to assist the Company:

•	Attract, retain, motivate and reward officers, employees, directors, consultants and advisors to the Company and its subsidiaries and affiliates;

•	Strengthen the Company’s capability to develop, maintain and direct a competent management team;

•	Provide equitable and competitive compensation opportunities;

•	Recognize individual contributions and reward achievement of Company goals; and

•	Promote creation of long-term value for shareholders by closely aligning the interests of participants with the interests of shareholders.

The Board and the LDCC believe that awards linked to Common Stock and awards with terms tied to Company performance can provide incentives for the achievement of important performance objectives and promote the long-

term success of the Company. Therefore, the Board and the LDCC view the 2007 Plan as an essential element of the Company’s overall compensation program.

The 2007 Plan, if approved by shareholders, would replace the Long-Term Plan, which has been effective since January 23, 2002. Tax regulations would have required that, in 2007, the Company obtain shareholder approval of the performance goals incorporated into the Long-Term Plan in order that future grants of performance-based awards could qualify under Section 162(m) of the Internal Revenue Code (the “Code”). In view of the significant changes in accounting rules, tax laws and other regulations since the Long-Term Plan was approved in 2002, and given the need to again obtain shareholder approval relating to the Long-Term Plan, the Board and the LDCC agreed with the recommendation of compensation consultants to replace the Long-Term Plan with a new plan that, like the Long-Term Plan, provides broadly for equity and incentive awards but contains updated compliance provisions. The Company is seeking approval for shares, in addition to the number remaining available under the Long-Term Plan, so that the 2007 Plan can meet the needs of the Company for the foreseeable future.

Information on the total number of shares available under our existing equity compensation plans and subject to outstanding options as of the end of the last fiscal year is presented above under the caption “SECURITIES AUTHORIZED FOR ISSUANCE UNDER COMPENSATION PLANS.” Based on the Company’s equity award plans in effect and outstanding awards at December 6, 2006, if shareholders approve the 2007 Plan the total number of shares subject to outstanding awards and available for future awards under the 2007 Plan and other continuing equity compensation plans would be as follows:

Shares subject to outstanding awards†	654,991
Shares to be available for future equity awards, including under the proposed 2007 Plan	1,428,751

Total shares	2,083,742

Percentage of outstanding shares*	7.5%
Percentage of outstanding shares (including reserved shares as outstanding)	7.0%

†	Calculated based upon options outstanding as of December 6, 2006, and assuming issuance of the “maximum” number of Performance Units (150 percent of the number of Performance Units granted) at the end of the current 30-month cycle.

*	Shares outstanding includes all Common Stock outstanding at December 6, 2006 and does not include issuance of unissued shares reserved for outstanding or future awards under the existing plans and the proposed 2007 Plan.

The 2007 Plan would make 750,000 new shares of Common Stock available for equity awards, representing approximately 2.7 percent of the shares outstanding. If approved by shareholders, the 2007 Plan would replace the Long-Term Plan, and therefore approximately 678,751 shares that remain available under the Long-Term Plan (as of December 6, 2006) would also be made available under the 2007 Plan. No new awards would be granted under the Long-Term Plan, although the LDCC retains full authority regarding outstanding awards under that Plan. Shares subject to outstanding awards under the Long-Term Plan and the Long-Term Incentive Compensation Plan effective October 1, 1999 and the Restricted Stock and Stock Option Program for Outside Directors effective January 1, 2001 may become available under the 2007 Plan if such shares are not delivered to the participant, in accordance with the share counting rules of the 2007 Plan explained below under the caption “Shares Available Under the 2007 Plan.”

Overview of 2007 Plan Awards

The 2007 Plan authorizes a broad range of awards which the Board may award at its discretion, including:

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer

•	performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives)

•	deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (forfeitable deferred stock is sometimes called “restricted stock units”)

•	cash-based performance awards tied to achievement of specific performance objectives

•	other awards based on Common Stock

•	dividend equivalents

•	stock options (incentive stock options and nonqualified stock options)

•	stock appreciation rights (“SARs”)

•	shares issuable in lieu of rights to cash compensation

Vote Required for Approval

Approval of the 2007 Plan will require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote on the matter, provided that the total votes cast on the proposal represent over 50 percent in interest of all securities entitled to vote on the proposal. The Board considers the 2007 Plan to be in the best interests of the Company and its shareholders and therefore recommends that the shareholders vote to approve the 2007 Plan at the Annual Meeting.

Reasons for Shareholder Approval

The Board seeks approval of the 2007 Plan by shareholders in order to meet requirements of the New York Stock Exchange (the “NYSE”) and to satisfy requirements of tax law to help preserve the Company’s ability to claim tax deductions for compensation to executive officers. In addition, the Board regards shareholder approval of the 2007 Plan as desirable and consistent with corporate governance best practices.

Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the “named executive officers”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. For purposes of Section 162(m), approval of the 2007 Plan will be deemed to include approval of the general business criteria upon which performance objectives for awards are based, described below under the caption “Performance-Based Awards.” Shareholder approval of general business criteria, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of five years under Section 162(m). Shareholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

In addition, shareholder approval will permit designated stock options to qualify as incentive stock options under the Code for a period of ten years. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Restriction on Repricing and Loans

Consistent with the requirements of the NYSE, the 2007 Plan includes a restriction providing that, without shareholder approval, the Company will not amend or replace options or SARs previously granted under the Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying stock in exchange for another option, SAR, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option or SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

The 2007 Plan does not authorize loans to participants.

Description of the 2007 Plan

The following is a brief description of the material features of the 2007 Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the proposed 2007 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Shares Available under the 2007 Plan.  If the 2007 Plan is approved by the Company’s shareholders, 750,000 shares will be reserved for delivery to participants, plus shares remaining available for new grants under the Long-Term Plan and shares recaptured from outstanding awards under the Long-Term Plan and two other equity plans under which no further awards are being granted. The shares reserved may be used for any type of award under the 2007 Plan. A maximum of 750,000 shares will be reserved for delivery pursuant to incentive stock options as defined in Section 422 of the Code (“ISOs”).

Only the number of shares actually delivered to participants in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2007 Plan. Thus, shares will remain available for new awards if an award expires, is forfeited, or is settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of a SAR than the number of shares covered by the SAR, or if shares that had been issued as restricted stock are forfeited. These same rules will apply to awards under the Long-Term Plan and the Long-Term Incentive Compensation Plan effective October 1, 1999; and the Restricted Stock and Stock Option Program for Outside Directors effective January 1, 2001, so that shares may become available under the 2007 Plan to the extent that shares are not in fact both delivered and vested in connection with those awards. Under the 2007 Plan, awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2007 Plan, so long as the LDCC ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2007 Plan. Shares delivered under the 2007 Plan may be either newly issued or treasury shares.

On December 6, 2006, the last reported sale price of the Common Stock in composite transactions for NYSE-listed securities was $52.05 per share.

Per-Person Award Limitations.  The 2007 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2007 Plan relating to more than his or her “Annual Limit.” The Annual Limit equals 300,000 shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated awards, the 2007 Plan limits performance awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $2.5 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa. These limits apply only to awards under the 2007 Plan, and do not limit the Company’s ability to enter into compensation arrangements outside of the 2007 Plan.

Adjustments.  Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting the Common Stock. The Company is also obligated to adjust outstanding awards upon the occurrence of these types of events to preserve, without enlarging, the rights of 2007 Plan participants with respect to such awards. The LDCC may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements imposed by Section 162(m).

Eligibility.  Executive officers and all other employees of the Company and its subsidiaries, non-management directors serving on the Board and others who provide substantial services to the Company and its subsidiaries and affiliates, are eligible to be granted awards under the 2007 Plan. In addition, any person who has been offered employment by the Company or a subsidiary or affiliate may be granted awards, but such prospective grantee may not receive any payment or exercise any right relating to the award until he or she has commenced employment or the providing of services. The Company currently has approximately 766 employees and 11 non-employee directors. The selection of participants and the nature and size of the awards granted to participants is subject to the discretion of the LDCC. Accordingly, the Company cannot specifically identify those to whom awards may be granted under the 2007 Plan because no such determination has been made. Awards currently outstanding under the Long-Term Plan are held by a total of approximately 95 employees and 11 non-management directors of the Company as of December 6, 2006.

Administration.  The 2007 Plan is administered by the LDCC, except that the Board may itself act to administer the Plan. The Board must perform the functions of the LDCC for purposes of granting awards to non-management directors. (References to the “LDCC” here mean the LDCC or the full Board exercising authority with respect to a given award.) The 2007 Plan provides that the composition and governance of the LDCC shall be established in the LDCC’s charter adopted by the Board. Subject to the terms and conditions of the 2007 Plan, the LDCC is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2007 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2007 Plan. Nothing in the 2007 Plan precludes the LDCC from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2007 Plan. The Board of Directors rather than the LDCC will exercise authority under the 2007 Plan to grant awards to non-management directors, and as to other LDCC determinations to make grants under the 2007 Plan the Board will generally review those decisions and determine whether or not to ratify them. The 2007 Plan authorizes the LDCC to delegate authority to executive officers to the extent permitted by applicable law, but such delegation will not authorize grants of awards to executive officers without direct participation by the LDCC. The 2007 Plan provides that members of the LDCC and the Board shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2007 Plan.

Stock Options and SARs.  The LDCC is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of a SAR are determined by the LDCC, but generally may not be less than the fair market value of the shares on the date of grant. The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the LDCC. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the LDCC may determine. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The LDCC also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the LDCC. SARs may be exercisable for shares or for cash, as determined by the LDCC. Options and SARs may be granted on terms that cause such awards not to be subject to Section 409A of the Code (“Section 409A”), or with terms that cause those awards to be deferral arrangements subject to Section 409A.

Restricted and Deferred Stock/Restricted Stock Units.  The LDCC is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The LDCC will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a shareholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the LDCC.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The LDCC will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the LDCC can require or permit a participant to continue to hold an interest tied to Common Stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrue if authorized by the LDCC.

Other Stock-Based Awards, Stock Bonus Awards and Awards in Lieu of Other Obligations.  The 2007 Plan authorizes the LDCC to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The LDCC will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the LDCC is authorized to grant shares as a bonus that is free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the LDCC may specify.

Performance-Based Awards.  The LDCC may grant performance awards, which may be awards of a specified cash amount or may be share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the LDCC. If so determined by the LDCC, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the LDCC in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

•	Revenues;

•	Expenses;

•	Gross margin or gross profit, including pre-tax profit before payment of specified compensation;

•	Any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common shareholders;

•	Operating margin or operating profit;

•	Earnings or earnings per share (EPS), including or excluding extraordinary items;

•	Operating cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	Return on equity, assets, capital employed or investment;

•	Economic profit or value created;

•	Stock price or total shareholder return; and/or

•	Strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, total market capitalization, business retention, new product generation, regulatory initiatives, geographic business expansion goals, cost targets (including cost of capital), investment portfolio yield, customer satisfaction, employee satisfaction, credit agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or lines of business.

The LDCC retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the LDCC for comparison. The LDCC may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the LDCC. As an example, one type of performance award that may be granted under the 2007 Plan is annual incentive awards, payable in cash or in shares upon achievement of pre-established performance objectives achieved during a specified year.

Other Terms of Awards.  Awards may be paid in cash, shares, other awards or other property, at the discretion of the LDCC. The LDCC may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Section 409A, in accordance with such terms and conditions as the LDCC may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The 2007 Plan allows vested but deferred awards to be paid out to the participant in the event of an unforeseeable emergency. The LDCC is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2007 Plan. The LDCC may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the LDCC may permit transfers of awards other than incentive stock options on a case-by-case basis, but such transfers will be allowed only for estate-planning purposes but may not include transfers to other third parties for value.

The 2007 Plan authorizes the LDCC to provide for forfeiture of awards and award gains in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of the business of the Company. Awards under the 2007 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The LDCC may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2007 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property. The LDCC also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the LDCC may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the purchase price of any new award, subject to the requirement that repricing transactions must be approved by shareholders.

Dividend Equivalents.  The LDCC may grant dividend equivalents, which are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of Common Stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of Common Stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the LDCC may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

Vesting, Forfeitures, and Related Award Terms.  The LDCC may in its discretion determine the vesting schedule of options, restricted stock and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

In addition, the 2007 Plan gives the LDCC authority to provide that, in the event of a Change in Control of the Company, outstanding awards will vest on an accelerated basis and options and SARs will be exercisable, and performance conditions (if any are specified for an award) will be deemed met at specified levels. The distribution of awards upon a Change in Control may be limited by applicable restrictions under Section 409A.

Amendment and Termination of the 2007 Plan.  The Board may amend, suspend, discontinue, or terminate the 2007 Plan or the LDCC’s authority to grant awards thereunder without shareholder approval, except as required by law or regulation or under the Listed Company Manual of the NYSE. NYSE rules require shareholder approval of any material amendment to plans such as the 2007 Plan. Under these rules, however, shareholder approval will not necessarily be required for all amendments which might increase the cost of the 2007 Plan or broaden eligibility. Unless earlier terminated, the authority of the LDCC to make grants under the 2007 Plan will terminate ten years after the latest shareholder approval of the 2007 Plan, and the 2007 Plan will terminate when no shares remain available and the Company has no further obligation with respect to any outstanding award.

United States Federal Income Tax Implications of the 2007 Plan

The Company believes that under current law the following United States federal income tax consequences generally would arise with respect to awards under the 2007 Plan.

Options and SARs that are not deemed to be deferral arrangements under Section 409A would have the following tax consequences: The grant of an option or a SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s sale of shares acquired by exercise of any option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount recognized by the participant as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.

Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the 2007 Plan to meet applicable requirements under Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of restricted stock units that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and the Company will become entitled to claim a tax deduction at that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Section 409A. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant.

Some options and SARs may be subject to Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting. In particular, the participant’s discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases. If the distribution and other award terms meet applicable requirements under Section 409A, the participant would realize ordinary income at the time of distribution of shares or cash rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Internal Revenue Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2007 Plan, options and SARs granted with an exercise price or base price at least equal to 100 percent of fair market value of the underlying stock at the date of grant, performance awards to employees the LDCC expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2007 Plan will be fully deductible under all circumstances. In addition, other awards under the 2007 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, not be deductible by the Company as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Code Sections 4999 and 280G.

The foregoing provides only a general description of the application of United States federal income tax laws to certain awards under the 2007 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2007 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2007 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the 2007 Plan

Because future awards under the 2007 Plan will be granted in the discretion of the LDCC, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding the Company’s recent practices with respect to annual incentive awards and stock-based compensation under existing plans is presented in the “Summary Compensation Table,” “LONG-TERM PLAN AWARDS IN LAST FISCAL YEAR” and “OPTION GRANTS IN LAST FISCAL YEAR” tables elsewhere in this Proxy Statement and in the Company’s financial statements for the fiscal year ended September 30, 2006, in the Annual Report which accompanies this Proxy Statement.

If shareholders decline to approve the 2007 Plan, no awards will be granted under the 2007 Plan, but awards may continue to be granted under the existing Long-Term Plan.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE 2007 STOCK AWARD AND INCENTIVE PLAN

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Item 3 on Proxy Card]

Item 3

The shares represented by the proxies will be voted for approval of the appointment of Deloitte & Touche LLP (unless otherwise indicated on proxy) as the Company’s independent registered public accounting firm (auditors) to report to the shareholders on the financial statements of the Company for the fiscal year ending September 30, 2007. Each professional service performed by Deloitte & Touche LLP during fiscal 2006 was approved in advance, and the possible effect on the auditors’ independence was considered by the Audit Committee. Deloitte & Touche did not provide any non-audit related services for the Company during fiscal 2006. Information relating to fees paid to Deloitte & Touche over the past two years is set forth below.

The Audit Committee has retained Deloitte & Touche LLP to report to the shareholders on the financial statements of the Company for the fiscal year ending September 30, 2007. Although submission of the appointment of an independent registered public accounting firm to shareholders is not required by law, the Board of Directors, consistent with its past policy, considers it appropriate to submit the selection of an independent registered public firm for shareholder approval. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented by proxy, and voted at the Meeting is required for the approval of this item. The Board has not determined what action it would take if the shareholders do not approve the selection of Deloitte & Touche LLP, but may reconsider its selection if the shareholders’ action so warrants.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to the company for the fiscal years ended September 30, 2006 and 2005, by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) are shown in the following table:

	Fiscal Year Ended
	September 30,
	2006	2005

Audit Fees(a)	$814,700	$877,218
Audit-related Fees	—	—

Total Audit and Audit-related Fees	814,700	877,218

Tax Fees(b)	127,075	48,941
All Other Fees	—	—

Total Fees	$941,775	$926,159

(a)	Includes fees for audits of Company and subsidiary annual financial statements, reviews of Company financial statements included in the Company’s quarterly reports on Form 10-Q, and services rendered in connection with Sarbanes-Oxley compliance and certain financing transactions.

(b)	Includes fees for the review of the federal tax return of the Company and its subsidiaries in 2006 and 2005 as well as certain tax services rendered in 2006 and 2005 related to a cost segregation study and the Company’s charitable foundation.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE APPOINTMENT OF DELOITTE & TOUCHE LLP

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of these reports furnished to the Company, the Company believes that all filing requirements applicable to such officers and directors (the Company not being aware of any ten-percent holder) were complied with during fiscal 2006 except as follows:

Mr. Craig Lynch, Vice President — Energy Delivery of New Jersey Natural Gas Company, a subsidiary of the Company, sold 39.561 shares of Common Stock on August 29, 2006; however, the sale was not reported on a filed Form 4 until September 11, 2006.

Expenses of Solicitation

All expenses of soliciting proxies, including clerical work, printing, and postage will be paid by the Company. Proxies may be solicited personally or by mail, telephone, facsimile, Internet or telegraph, by officers and other regular employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay The Altman Group, Inc. a fee of $6,000 plus reasonable expenses for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to beneficial owners and obtaining proxies from beneficial owners.

Shareholder Proposals for 2008 Annual Meeting

Proposals from shareholders intended to be presented at the 2008 Annual Meeting must be received by the Company on or before August 24, 2007 to be considered for inclusion in the Company’s Proxy Statement and for consideration at that meeting. Shareholders submitting such proposals are required to be the beneficial owners of shares of the Common Stock amounting to at least $2,000 in market value and to have held such shares for at least one year prior to the date of submission.

The Company’s By-Laws set forth the procedures a shareholder must follow to nominate directors or to bring other business before shareholder meetings. For a shareholder to nominate a candidate for director at the 2008 Annual Meeting, notice of the nomination must be received by the Company no later than by November 10, 2007. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. (See “INFORMATION ABOUT THE BOARD’S COMMITTEES — Nominating/Corporate Governance Committee” for more information regarding the director nomination process.) For a shareholder to bring other matters before the 2008 Annual Meeting, and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company no later than November 9, 2007. The notice must include a description of the proposed business, the reasons therefor and other matters specified in the Company’s By-Laws. In each case, the notice must be timely given to the Corporate Secretary of the Company, whose address is Office of the Corporate Secretary, 1415 Wyckoff Road, Wall, New Jersey 07719. Any shareholder desiring a copy of the Company’s By-Laws will be furnished one without charge upon written request to the Corporate Secretary.

OTHER BUSINESS

The Board does not know of any other business that may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

By Order of the Board of Directors

RHONDA M. FIGUEROA
Corporate Secretary

Dated: December 22, 2006

Appendix A

NEW JERSEY RESOURCES CORPORATION

2007 STOCK AWARD AND INCENTIVE PLAN

December 11, 2006

NEW JERSEY RESOURCES CORPORATION
2007 STOCK AWARD AND INCENTIVE PLAN

NEW JERSEY RESOURCES CORPORATION
2007 STOCK AWARD AND INCENTIVE PLAN

1. Purpose.  The purpose of this 2007 Stock Award and Incentive Plan (the “Plan”) is to aid New Jersey Resources Corporation, a New Jersey corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other service providers of the Company or its subsidiaries or affiliates, strengthening the Company’s capability to develop, maintain and direct a competent management team, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2. Definitions.  In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Limit” shall have the meaning specified in Section 5(b).

(b) “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d) “Board” means the Company’s Board of Directors.

(e) “Change in Control” and related terms have the meanings as defined in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(g) “Committee” means the Leadership Development and Compensation Committee of the Board (or a designated successor to such committee), the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder (except to the extent limited under applicable New York Stock Exchange rules), in which case the term “Committee” shall refer to the Board.

(h) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(i) “Deferred Stock” means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

(j) “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k) “Effective Date” means the effective date specified in Section 11(p).

(l) “Eligible Person” has the meaning specified in Section 5.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock on a given day shall be, as specified by the Committee, either (1) the average of the high and low sales prices of the Stock, or (2) the closing price of the Stock, on the date on which it is to be valued hereunder as reported for New York Stock Exchange — Composite Transactions. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR and relating to the market value of Stock measured at the time of exercise shall conform to requirements under Code Section 409A.

(o) “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(p) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(q) “Option” means a right to purchase Stock granted under Section 6(b).

(r) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(s) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(t) “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) or 7, to receive cash, Stock or other Awards or payments.

(u) “Preexisting Plan” means the Employee and Outside Director Long-Term Incentive Compensation Plan (effective January 23, 2002).

(v) “Restricted Stock” means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.

(w) “Stock” means the Company’s Common Stock, par value $2.50 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(x) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3.	ADMINISTRATION.

(a) Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant or each Award), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a

Participant, and shareholders. The foregoing notwithstanding, (i) the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (the functions of the Committee with respect to other aspects of non-employee director awards is not exclusive to the Board, however); and (ii) Committee decisions with regard to the grant of awards to executive officers will be subject to the ratification of the Board of Directors, unless otherwise determined by the Board.

(b) Manner of Exercise of Committee Authority.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent (i) that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, and (ii) permitted under applicable provisions of the New Jersey Business Corporation Act.

(c) Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.	STOCK SUBJECT TO PLAN.

(a) Overall Number of Shares Available for Delivery.  The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 750,000 shares, plus (ii) the number of shares that, immediately prior to the Effective Date, remain available for new awards under the Preexisting Plan plus (iii) the number of shares subject to awards under the Preexisting Plan which become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan or an award under the Pre-existing Plan is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award or award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan; and (ii) shares that are withheld from such an Award or award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an Award or award shall be deemed to constitute shares not delivered and will be available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan.

5.	ELIGIBILITY; PER-PERSON AWARD LIMITATIONS.

(a) Eligibility.  Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company or a subsidiary or affiliate, (ii) any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, (iii) any non-employee director of the Company, and (iv) any person who provides substantial services to the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction.

(b) Per-Person Award Limitations.  In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under the Plan relating to up to his or her Annual Limit. A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 300,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person’s Annual Limit, which for this purpose shall equal $2.5 million plus the amount of the Eligible Person’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid, and (iii) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award.

6.	SPECIFIC TERMS OF AWARDS.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k) and the terms of the Award agreement. The Committee may require payment of consideration for an Award except as limited by the Plan.

(b) Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a). Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines may be granted with an exercise price per share of Stock other than as required above. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 11(c) of the Plan.

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.

(c) Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award. Limited SARs that may only be exercised in connection with a Change in Control or termination of service following a Change in Control as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock.  The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(l)), as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional

Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant to Participants Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g) Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h) Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Performance Awards.  Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.	PERFORMANCE AWARDS.

(a) Performance Awards Generally.  Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards:

(1) Revenues;

(2) Expenses;

(3) Gross margin or gross profit;

(4) Any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common shareholders;

(5) Operating margin or operating profit;

(6) Earnings or earnings per share (EPS), including or excluding extraordinary items;

(7) Operating cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

(8) Return on equity, assets, capital employed or investment;

(9) Economic profit or value created;

(10) Stock price or total shareholder return; and

(11) Strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, total market capitalization, business retention, new product generation, rate increase actions, geographic business expansion goals, cost targets (including cost of capital), investment portfolio yield, customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or lines of business.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Performance Goals may be particular to a Participant, the Company or a division, subsidiary or other business segment of the Company, or may be based on the performance of the Company as a whole.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b) beyond the level of payment authorized for achievement of the performance goal specified under this Section 7(b) based on the actual level of achievement of such goal. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.	CERTAIN PROVISIONS APPLICABLE TO AWARDS.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 11(k) and (l) and subject to the restriction on repricing under Section 11(e), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award.

(b) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan (including Sections 11(k) and (l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 11(k) and (l). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

9.	CHANGE IN CONTROL.

(a) Effect of “Change in Control.”  In the event of a “Change in Control,” the Committee may provide that any of the following provisions shall apply in the Award document or otherwise:

(i) The lapse of forfeiture conditions and other restrictions applicable to Awards granted under the Plan , and/or the payment of such Awards as of the time of the Change in Control or other specified time without regard to vesting or other conditions, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 11(a); and

(ii) The vesting and exercisability of any Award carrying a right to exercise that was not previously exercisable and vested as of the time of the Change in Control and, upon any termination of employment or service by the Participant other than a termination for cause within two years after the Change in Control, provision for such Awards to remain outstanding and exercisable until the earlier of three years after such termination or the stated expiration date of such Award, subject only to applicable restrictions set forth in Section 11(a);

(iii) The lapse of any deferral of settlement terms, forfeiture conditions and other restrictions applicable to an unvested Award granted under the Plan and provision for such Awards to be fully payable as of the time of the Change in Control or other specified time without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant (if permitted under Section 409A) and subject to applicable restrictions set forth in Section 11(a); and

(iv) With respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions may be deemed to be met or exceeded.

provided, however, that no distribution shall occur with respect to a 409A Award unless the Change in Control also constitutes a 409A Ownership/Control Change.

(b) Definition of “Change in Control.”  “Change in Control” means the occurrence of any one of the following events after the date of grant of any affected Award:

(i) Any Person (as defined below) has acquired Voting Securities (as defined below) of the Company and, immediately thereafter, is the “beneficial owner” (within the meaning of Rule 13d-3, as promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Voting Securities of the Company representing thirty-five (35%) percent or more of the combined Voting Power (as defined below) of the Company’s securities;

(ii) Within any 24-month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 9(b)(ii) and (B) was not designated by a person who has entered into an agreement with the Company to effect a Corporate Event, as described in Section 9(b)(iii); or

(iii) The stockholders of the Company have approved a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company, or a complete liquidation of the Company (a “Corporate Event”), and such Corporate Event has been consummated, except that a Corporate Event shall not trigger a Change in Control under this clause (iii) if the shareholders of the Company immediately prior to such Corporate Event shall hold, directly or indirectly and without substantial change in the proportionate interest of each shareholder, immediately following such Corporate Event a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 10% of the consolidated assets of the Company immediately prior to such Event.

For purposes of this Section 9(b), “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (i) the Company or any subsidiary of the Company or (ii) any employee benefit plan sponsored by the Company or any subsidiary of the Company. For purposes of this Section 9(b), a specified percentage of “Voting Power” of a company shall mean such number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote); and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote).

(c) Definition of “409A Ownership/Control Change.”  A “409A Ownership/Control Change” shall be deemed to have occurred if a Change in Control occurs which involves transactions which constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v).

10.	ADDITIONAL AWARD FORFEITURE PROVISIONS.

The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to retain cash, Stock, other Awards, or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its subsidiaries and affiliates and the officers, directors and affiliates of the Company and its subsidiaries and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company.

11.	GENERAL PROVISIONS.

(a) Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant for purposes of estate-planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee and the Committee has determined that there will be no transfer of the Award to a third party for value, and subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.  In the event that any large, non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spinoff, combination, repurchase, share exchange, liquidation, dissolution, equity restructuring as defined under FAS 123R, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, which is necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, including the number of shares available under Section 4, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(l)), and (v) the performance goals or conditions of outstanding Awards that are based on share prices. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e) Changes to the Plan.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange , or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval. The Committee is authorized to amend outstanding awards, except as limited by the Plan. The Board and Committee may not amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such an amendment would materially and adversely affect the rights of such Participant with respect to the outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant, and any discretion that is reserved by the Board or Committee with respect to an Award is unaffected by this provision). Without the approval of shareholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:

•	Lowering the exercise price of an option or SAR after it is granted;

•	Any other action that is treated as a repricing under generally accepted accounting principles;

•	Canceling an option or SAR at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another option or SAR, restricted stock, or other equity;

provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 11(c). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification. A cancellation and exchange described in clause (iii) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Participant.

(f) Right of Setoff.  The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m).  It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b) and (c), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations on Awards to Ensure Compliance with Section 409A.

(i) 409A Awards and Deferrals.  Other provisions of the Plan notwithstanding, the terms of any 409A Award (which for this purpose means only such an Award held by an employee subject to United States federal income tax), including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. The following rules will apply to 409A Awards:

(A) If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Section 409A (including transition rules thereunder);

(B) The Committee may, in its discretion, require or permit on an elective basis a change in the distribution terms applicable to 409A Awards (and Non-409A Awards that qualify for the short-term deferral exemption under Section 409A) during 2007] in accordance with, and to the fullest extent permitted by, Proposed Treasury Regulation § 1.409A (including Preamble § XI.C) and IRS Notice 2005-1 and IRS Notice 2006-79, and at any other time in accordance with Section 409A and guidance thereunder. The Director of Human Resources of the Company is authorized to modify any such outstanding Awards to permit election of different deferral periods provided that any such modifications may not otherwise increase the benefits to Participants or the costs of such Awards to the Company;

(C) The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A;

(D) Any distribution of a 409A Award triggered by a Participant’s termination of employment and intended to qualify under Section 409A(a)(2)(A)(i) shall be made only at the time that the Participant has had a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) (or earlier at such time, after a termination of employment, that there occurs another event triggering a distribution under the Plan or the applicable Award agreement in compliance with Section 409A);

(E) Any distribution of a 409A Award subject to Section 409A(a)(2)(A)(i) that would be made within six months following a separation from service of a “Specified Employee” (or “key employee”) as defined under Section 409A(a)(2)(B)(i) shall instead occur at the expiration of the six-month period under Section 409A(a)(2)(B)(i). In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period;

(F) In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than 75 days after the date at which the settlement of the Award is specified to occur;

(G) If any portion of an Award that is scheduled to vest at a single specified date (a vesting “tranche”) is partly deemed a 409A Award and partly deemed exempt from Section 409A (as a short-term deferral or otherwise), the time of settlement of the entire tranche will be governed by the distribution rules applicable to the 409A Award (except to the extent that this rule cannot apply to a distribution that would otherwise occur in 2007; and

(H) The rules applicable to 409A Awards under this Section 11(k)(i) constitute further restrictions on terms of Awards set forth elsewhere in this Plan. Thus, for example, a 409A Option/SAR shall be subject to restrictions, including restrictions on rights otherwise specified in Section 6(b) or 6(c), in order that such Award shall not result in constructive receipt of income before exercise or tax penalties under Section 409A.

(ii) Rules Applicable to Non-409A Options/SARs.  With respect to Non-409A Options/ SARs, in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation § 1.414(c)-2 (or any successor provision) for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Treasury Regulation §1.414(c)-2.

(iii) Distributions Upon Vesting.  In the case of any Award providing for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than March 15 of the year following the year in which the risk of forfeiture lapsed.

(iv) Scope and Application of this Provision.  For purposes of this Section 11(k), references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Section 409A.

(l) Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United

States, or establish one or more sub-plans for such participants, in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder. Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any subsidiary or affiliate and shall not affect any benefits under any other benefit plan at any time in effect und which the availability or amount of benefits is related to the level of compensation (unless required by any such other plan or arrangement with specific reference to Awards under this Plan).

(o) Severability.  If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or agreement or other document relating thereto.

(p) Plan Effective Date and Termination.  The Plan shall become effective if, and at such time as, the shareholders of the Company have approved it by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. The date of such shareholder approval shall be the Effective Date. Upon such approval of the Plan by the shareholders of the Company, no further awards shall be granted under the Employee and Outside Director Long-Term Incentive Compensation Plan, but any outstanding awards under that plan shall continue in accordance with their terms. Unless earlier terminated by action of the Board of Directors, the authority to make new grants under the Plan shall terminate on the date that is ten years after the latest date upon which shareholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

Appendix B

New Jersey Resources Corporation
Audit Committee Charter

The By-Laws of New Jersey Resources Corporation (together with its subsidiaries, the “Company”) in Article IV, Section 2 require the Board of Directors (“Board”) to appoint an Audit Committee (“Committee”) composed of at least three independent directors. The primary purposes of the Committee are (a) to assist the Board in its oversight of (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; and (4) the performance of the Company’s internal audit function and independent auditors, and (b) to prepare the report that SEC rules require to be included in the Company’s annual proxy statement. The By-Laws also require the Audit Committee to (1) retain the Company’s independent auditors, (2) review the plan and scope of annual and other independent audits; (3) consult with the independent auditors regarding audit results and financial statements (including compliance with disclosure requirements); (4) oversee the adequacy of the system of internal accounting control; (5) oversee the effectiveness of the internal audit function (including reviewing and consulting with the internal auditors with respect to internal audit results and recommendations); and (6) take such other action as may be required by regulation or law.

The Board, acting in accordance with the By-laws and in furtherance thereof, has adopted this Audit Committee Charter:

GENERAL

The Committee shall be appointed by the Board on an annual basis, and the Board shall designate a Chairperson from among its members. All Committee nominations are the responsibility of the Corporate Governance Committee comprised of independent directors. In accordance with the rules of the New York Stock Exchange (“NYSE”), and the Composition/Expertise and Independence Requirements thereof, and of the Securities and Exchange Commission (“SEC”):

•	Each member shall be financially literate or must become financially literate within a reasonable time after being appointed to the Committee. In addition, at least one member shall be an audit committee financial expert, as defined by the SEC. The Board shall determine whether the members meet these criteria.

•	The “Corporate Governance Guidelines” of the Company set forth the requirements for a director to be considered independent from management and the Company. In addition, Committee members shall meet the requirements with respect to independence imposed by the rules of the NYSE.

•	No Committee member may simultaneously serve on the audit committees of more than three public companies, unless the Board determines that such simultaneous service does not impair the Committee member’s ability to effectively serve on the Committee and such determination is disclosed in the proxy statement.

The head of the Internal Auditing Department of the Company (“Vice President — Internal Audit”) shall report directly to the Chief Executive Officer of the Company and to the Committee. The Committee shall have direct access to the independent auditors.

MEETINGS

The Committee shall hold at least four regular meetings a year, and any additional meetings that may be requested by a Committee member, the Board, the Chief Executive Officer or the independent auditors. In addition to Committee members, meetings shall normally be attended by representatives of the independent auditors; the Chief Executive Officer, the General Counsel, the Chief Financial Officer and the Chief Accounting Officer of the Company; the Chief Financial Officer of New Jersey Natural Gas Company; and the Vice President — Internal Audit. Other persons, including officers and employees of the Company, may be asked to attend at the Committee’s discretion. The Secretary of the Company or other persons designated by the Committee shall attend the meetings of the Committee to record the minutes thereof. For a portion of each meeting, the Committee shall meet separately with the independent auditors, the Vice President — Internal Audit, the Chief Executive Officer, and other management personnel the Committee deems appropriate. Non-members may be excused from any meeting, or portion of any meeting, of the Committee upon the request of the Committee Chairperson.

The Committee shall report to the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirement, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

INTERNAL AUDITORS

The Committee shall oversee the internal audit function of the Company, including findings of the internal auditors and related management actions, and the adequacy of the staffing of the internal audit function. The Committee shall:

•	Review with management and the Vice President — Internal Audit the charter, activities, staffing, and organizational structure of the internal audit function.

•	Have final authority to review and approve the Internal Audit annual audit plan and all major changes to the plan.

•	Ensure there are no unjustified restrictions or limitations on, and review and concur in the appointment, replacement, or dismissal of the Vice President — Internal Audit.

•	At least once per year, review the performance of the Vice President — Internal Audit and concur with his or her compensation.

•	Review the effectiveness of the internal audit function, which includes an external quality assessment performed at least once every five years by an independent third party.

•	On a regular basis, meet in executive sessions with the Vice President — Internal Audit to discuss any matters that the Committee or internal audit believes should be discussed privately.

INDEPENDENT AUDITORS

The Committee shall be directly responsible for the appointment (subject, if applicable, to shareholder ratification), termination, compensation, and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the Board regarding financial reporting) by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such registered public accounting firm shall report directly to the Committee. All auditing and non-auditing services provided to the Company by any such auditor shall be preapproved by the Committee.

The Committee shall:

•	Discuss with management the selection or replacement of the independent auditors; review with the independent auditors, prior to their audit, the scope of their examination; review any non-audit services to be provided by independent auditors and consider the possible effect, if any, of these services on the independence of the independent auditors; review with the independent auditors the estimated fees to be paid for the work performed; evaluate at least annually, the independent auditor’s qualifications and performance, including an evaluation of the lead partner of the independent auditor.

•	Ensure the rotation of the lead audit partner at least every five years and otherwise as required by law.

•	Ensure that the independent auditors submit on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company; discuss with the independent auditors any such relationships or any services that may impact on the objectivity and independence of the independent auditors and take appropriate action in response to such report to satisfy itself of such independence.

•	Discuss with the independent auditors such other matters and take such other action, including discussions with respect to the independent auditors’ responsibility under generally accepted auditing standards; any audit problems and management’s response; significant accounting policies; proposed audit adjustments not recorded, if any; unusual transactions; significant audit adjustments; other information in documents containing audited financial statements; disagreements of the independent auditors with management; the Company’s consultation with other accountants; major issues discussed with management prior to retention of the independent auditors; any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company; the responsibilities, budget and staffing of the Company’s internal audit function; and difficulties encountered in performing an audit.

•	Ensure hiring policies of the Company address employees or former employees of the independent auditor.

•	At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

•	Present conclusions with respect to the independent auditor to the Board.

FINANCIAL STATEMENT MATTERS

The Committee shall:

•	Oversee the quarterly and annual reporting of the Company by reviewing the work of management and the independent auditors.

•	Review and discuss with management and the independent auditors all annual and other audited financial statements, quarterly financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

•	Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

•	Receive from management, on a timely basis, updates and recommendations with regard to existing and proposed significant current financial reporting issues and practices.

•	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of all material alternative Generally Accepted Accounting Principles (“GAAP”) methods on the financial statements.

•	Review the effect of regulations and accounting initiatives, as well as any off-balance-sheet structures, on the financial statements of the Company.

•	Discuss with management and the independent auditors their qualitative judgments about the appropriateness of accounting policies, principles and financial disclosure practices used or proposed to be adopted.

•	Make such recommendations to the Board as the Committee deems appropriate with respect to the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

OTHER MATTERS

The Company shall provide the Committee appropriate funding, as determined by the Committee, to pay (i) compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company; (ii) compensation to any legal, accounting or other advisor the Committee shall retain and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall:

•	Oversee the: (a) adequacy and effectiveness of the internal accounting controls and compliance with the Foreign Corrupt Practices Act, (b) adequacy, effectiveness and compliance with the Code of Conduct of the Company, and (c) effectiveness of the electronic data processing procedures and controls and related security programs.

•	Review the independent auditors’ letter to management, and other comments, if any, regarding the system of internal accounting controls and review any management response thereto.

•	Review major issues, if any, arising from an assessment of the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

•	Discuss those processes implemented and maintained by management to ensure appropriate review and approval of acceptable business risk, including those implemented to address the Company’s major financial risk exposures and the steps management has taken to monitor such risk exposures.

•	Discuss with the Chief Executive Officer and Chief Financial Officer any significant deficiencies in the design and operation of internal controls, any material weaknesses in internal controls and matters of fraud as contemplated by Section 302 of the Sarbanes/Oxley Act of 2002.

•	Prepare a report to shareholders as required by the SEC to be included in the proxy statement.

•	As it deems necessary to carry out its duties, obtain advice and assistance from outside legal, accounting or other advisors.

•	Establish formal procedures for receiving and handling complaints. Specifically, the Committee establishes procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Perform annually a self-assessment of the performance of the Committee.

•	Reassess the adequacy of this Charter and the Internal Audit Department Charter on an annual basis.

•	Review such other matters as the Committee shall determine from time to time, within the scope of its responsibilities, and make such recommendations to the Board with respect thereto as the Committee deems appropriate.

SKU 002CS-12722

NEW JERSEY RESOURCES CORPORATION

c/o Computershare
P.O. Box 8694
Edison, NJ 08818-8694

Your vote is important. Please vote immediately.
If you vote over the Internet or by telephone, please do not mail your card.
DETACH HERE
ZNJR81
2510

☑	Please mark votes as in this example.

Unless otherwise indicated, this proxy will be voted “FOR” all nominees for election as directors and “FOR” the proposals referred to herein.

1	Election of Directors.

Nominees:	(01) Lawrence R. Codey, (02) Laurence M. Downes, (03) Alfred C. Koeppe, (04) William H. Turner , (05) Jane M. Kenny

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
          For all nominee(s) except as written above

	FOR	AGAINST	ABSTAIN

2. To approve the 2007 Stock Award and Incentive Plan, as described in the accompanying Proxy Statement.	☐	☐	☐
3. To approve the retention of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.	☐	☐	☐
4. To transact any other business that may properly be brought before the meeting or any adjournment or adjournments thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.

Signature:                                                        Date:
Signature:                                                        Date:

DETACH HERE

ZNJR82

PROXY

NEW JERSEY RESOURCES CORPORATION

1415 Wyckoff Road, Wall, NJ 07719

Solicited on behalf of the BOARD OF DIRECTORS
for the 2007 Annual Meeting of Shareholders

The undersigned hereby appoints Rhonda M. Figueroa and Mariellen Dugan, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of New Jersey Resources Corporation to be held at 10:30 a.m., local time, on Wednesday, January 24, 2007, at the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733 and at any adjournment thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, and, if applicable, hereby directs the trustee(s) of the employee benefit plan(s) shown on the reverse side of this card to vote the shares of stock allocated to the account of the undersigned.

SEE REVERSE
SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE